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                                                              EXHIBIT 99.(G).(2)

                                                             Custodian Agreement

                                   Appendix A
                                  Index Series
iShares Cohen & Steers Realty Majors Index Fund iShares Dow Jones U.S. Basic Materials Sector Index Fund iShares Dow Jones U.S. Chemicals Index Fund iShares Dow Jones U.S. Consumer Cyclical Sector Index Fund iShares Dow Jones U.S. Consumer Non-Cyclical Sector Index Fund iShares Dow Jones U.S. Energy Sector Index Fund iShares Dow Jones U.S. Financial Sector Index Fund iShares Dow Jones U.S. Financial Services Composite Index Fund iShares Dow Jones U.S. Healthcare Sector Index Fund iShares Dow Jones U.S. Industrial Sector Index Fund iShares Dow Jones U.S. Internet Index Fund iShares Dow Jones U.S. Real Estate Index Fund iShares Dow Jones U.S. Technology Sector Index Fund iShares Dow Jones U.S. Telecommunications Sector Index Fund iShares Dow Jones U.S. Total Market Index Fund iShares Dow Jones U.S. Utilities Sector Index Fund iShares Goldman Sachs Consumer Industries Index Fund iShares Goldman Sachs Cyclical Industries Index Fund iShares Goldman Sachs Financials Index Fund iShares Goldman Sachs Hardware Index iShares Goldman Sachs Health Care Index Fund iShares Goldman Sachs InvesTop Index Fund iShares Goldman Sachs Natural Resources Index Fund iShares Goldman Sachs Networking Index iShares Goldman Sachs Semiconductor Index iShares Goldman Sachs Software Index iShares Goldman Sachs Technology Index Fund iShares Goldman Sachs Utilities Index Fund iShares Lehman 1-3 Year Treasury Index Fund iShares Lehman 7-10 Year Treasury Index Fund iShares Lehman 20+ Year Treasury Index Fund iShares Lehman Government/Credit Bond Index Fund iShares Lehman Treasury Index Fund iShares [Lehman] Credit Bond Index Fund iShares MSCI EAFE Index Fund iShares Nasdaq Biotechnology Index Fund iShares Russell 1000 Growth Index Fund iShares Russell 1000 Index Fund iShares Russell 1000 Value Index Fund iShares Russell 2000 Growth Index Fund iShares Russell 2000 Index Fund iShares Russell 2000 Value Index Fund iShares Russell 3000 Growth Index Fund iShares Russell 3000 Index Fund iShares Russell 3000 Value Index Fund iShares Russell Midcap Index Fund iShares Russell Midcap Growth Index Fund iShares Russell Midcap Value Index Fund iShares S&P 100 Index Fund iShares S&P 500 Index Fund iShares S&P 500/BARRA Growth Index Fund iShares S&P 500/BARRA Value Index Fund iShares S&P Asia Pacific 100 Index Fund
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iShares S&P Europe 350 Index Fund
iShares S&P Global 100 Index Fund
iShares S&P Global 1200 Index Fund
iShares S&P Global Consumer Discretionary Index Fund iShares S&P Global Consumer Staples Index Fund iShares S&P Global Energy Index Fund iShares S&P Global Financials Index Fund iShares S&P Global Health Care Index Fund iShares S&P Global Industrials Index Fund iShares S&P Global Information Technology Index Fund iShares S&P Global Materials Index Fund iShares S&P Global Telecommunications Services Index Fund iShares S&P Global Utilities Index Fund iShares S&P Latin America 40 Index Fund iShares S&P MidCap 400 Index Fund iShares S&P MidCap 400/BARRA Growth Index Fund iShares S&P MidCap 400/BARRA Value Index Fund iShares S&P SmallCap 600 Index Fund iShares S&P SmallCap 600/BARRA Growth Index Fund iShares S&P SmallCap 600/BARRA Value Index Fund iShares S&P/TOPIX 150 Index Fund iShares S&P/TSE 60 Index Fund